SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2014

BSB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35309	80-0752082
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

2 Leonard Street, Belmont, Massachusetts	02478
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (617) 484-6700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On March 12, 2014, the Board of Directors of BSB Bancorp, Inc. (the “Company”) appointed Paul E. Petry to the Company’s Board of Directors.  On the same date, Mr. Petry was appointed to the Board of Directors of Belmont Savings Bank, the Company’s wholly owned subsidiary.  It is expected that Mr. Petry will serve on the Audit Committees of the Boards of Directors of the Company and the Bank.

    Mr. Petry has worked with Boston Mutual Life Insurance Company (“Boston Mutual”) since 1995, and is currently the Chairman of the Board.  In addition to being appointed Chairman of the Board in 2012, he has also served as Boston Mutual’s Chief Executive Officer from 2001 to 2014, and as President from 1996 to 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BSB BANCORP, INC.

DATE: March 14, 2014	By:	/s/ John A. Citrano
John A. Citrano
Executive Vice President and Chief Financial Officer